UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 6, 2019
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.01 Changes in Registrant's Certifying Accountant
On August 6, 2019, following a competitive request for proposal process, the Audit Committee of the Board of Directors of CURO Group Holdings Corp. (the “Company”) selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm beginning with the quarter ending September 30, 2019 and for the fiscal year ending December 31, 2019. Concurrently with the selection of Deloitte, the Audit Committee determined that it would dismiss Grant Thornton LLP (“Grant Thornton”) from service as the Company’s independent registered public accounting firm. The Company formally dismissed Grant Thornton and engaged Deloitte on August 6, 2019.
Grant Thornton’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim periods through August 6, 2019, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter thereof in connection with its reports on the Company’s consolidated financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that management concluded, and Grant Thornton concurred, that the Company’s internal control reporting over financial reporting as of December 31, 2018 was not effective as a result of a material weakness in controls over accounting for complex or non-routine transactions or matters, specifically surrounding the evaluation and application of accounting principles generally accepted in the United States of America.
Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 was an adverse opinion due to the effect of the material weakness identified above on the achievement of the objectives of the control criteria.
The Audit Committee discussed the material weakness with Grant Thornton. The Company has authorized Grant Thornton to respond fully to inquiries of Deloitte concerning the material weakness.
The Company provided Grant Thornton with a copy of this Current Report on Form 8-K and requested that Grant Thornton furnish to the Company a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Grant Thornton agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Grant Thornton’s letter to the SEC, dated August 6, 2019, is attached as Exhibit 16.1 to this Current Report on Form 8-K.
During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim periods through August 6, 2019, neither the Company, nor anyone on its behalf, consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
16.1	Letter from Grant Thornton, LLP to the SEC, dated August 6, 2019, regarding the statements made in this Current Report on Form 8-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of August, 2019.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer